                                                                    EXHIBIT 3.37




                           HN INVESTMENT HOLDINGS INC.

                            (A Delaware Corporation)

                                     BY-LAWS
                                TABLE OF CONTENTS


                                                    ARTICLE I

                                                  STOCKHOLDERS

                                                                                               Page
                                                                                               ----

Section    1.    Annual Meetings ..............................................................  1
Section    2.    Special Meetings .............................................................  1
Section    3.    Notice of Meetings; Waiver ...................................................  2
Section    4.    Quorum .......................................................................  2
Section    5.    Voting........................................................................  3
Section    6.    Voting by Ballot .............................................................  3
Section    7.    Adjournment ..................................................................  3
Section    8.    Proxies ......................................................................  3
Section    9.    Organization; Procedure ......................................................  4
Section   10.    Inspectors of Election  ......................................................  4
Section   11.    Consent of Stockholders in Lieu
                   of Meeting .................................................................  5

                                                    ARTICLE II
                                               BOARD OF DIRECTORS

Section    1.    General Powers ...............................................................  5
Section    2.    Number .......................................................................  5
Section    3.    Election and Term of Directors ...............................................  5
Section    4.    Regular Meetings .............................................................  6
Section    5.    Special Meetings; Notice .....................................................  6
Section    6.    Quorum; Voting................................................................  6
Section    7.    Adjournment ..................................................................  7
Section    8.    Action without a Meeting   ...................................................  7
Section    9.    Regulations; Manner of Acting ................................................  7
Section   10.    Action by Telephonic Communications ..........................................  7
Section   11.    Resignations .................................................................  7
Section   12.    Removal of Directors .........................................................  8
Section   13.    Vacancies and Newly Created
                   Directorships ..............................................................  8
Section   14.    Compensation..................................................................  8
Section   15.    Reliance on Accounts and Reports, etc ........................................  8



                                       (i)



                                                    ARTICLE III

                                     EXECUTIVE COMMITTEE AND OTHER COMMITTEES

                                                                                               Page
                                                                                               ----

Section     1.    How Constituted ............................................................. 9
Section     2.    Powers ...................................................................... 9
Section     3.    Proceedings .................................................................10
Section     4.    Quorum and Manner of Acting .................................................10
Section     5.    Resignations ................................................................10
Section     6.    Removal .....................................................................10
Section     7.    Vacancies ...................................................................10

                                                    ARTICLE IV

                                                     OFFICERS

Section     1.    Number ......................................................................11
Section     2.    Election ....................................................................11
Section     3.    Salaries  ...................................................................11
Section     4.    Removal and Resignation, Vacancies ..........................................11
Section     5.    Authority and Duties of Officers.............................................11
Section     6.    The Chairman ................................................................12
Section     7.    The President ...............................................................12
Section     8.    The Vice Presidents .........................................................12
Section     9.    The Secretary ...............................................................12
Section     10.   The Treasurer................................................................14
Section     11.   Additional officers .........................................................15
Section     12.   Security ....................................................................15

                                                    ARTICLE V

                                                  CAPITAL STOCK

Section     1.    Certificates of Stock .......................................................15
Section     2.    Partly Paid Shares ..........................................................15
Section     3.    Facsimile Signatures, etc ...................................................16
Section     4.    Lost, Stolen or Destroyed Certificates ......................................16
Section     5.    Transfers of Stock ..........................................................16
Section     6.    Record Date .................................................................16
Section     7.    Registered Stockholders .....................................................17
Section     8.    Transfer Agent and Registrar ................................................17



                                      (ii)


                                                    ARTICLE VI

                                                  INDEMNIFICATION
                                                                                               Page
                                                                                               ----

Section     1.    Indemnification of Directors,
                    Officers, etc. ............................................................ 17

                                                    ARTICLE VII

                                                      OFFICES

Section     1.    Registered Office ........................................................... 18
Section     2.    Other Offices ............................................................... 18

                                                    ARTICLE VIII

                                                 GENERAL PROVISIONS

Section     1.    Dividends ................................................................... 18
Section     2.    Reserves .................................................................... 19
Section     3.    Execution of Instruments .................................................... 19
Section     4.    Deposits .................................................................... 19
Section     5.    Checks, Drafts, etc. ........................................................ 19
Section     6.    Sale, Transfer, etc., of Securities ......................................... 19
Section     7.    Voting as Stockholder ....................................................... 19
Section     8.    Fiscal Year ................................................................. 20
Section     9.    Seal ........................................................................ 20
Section    10.    Books and Records; Inspection ............................................... 20

                                                    ARTICLE IX

                                               AMENDMENT OF BY-LAWS

Section     1.    Amendment ................................................................... 20

                                                    ARTICLE X

                                         INAPPLICABILITY OF SECTION 203

Section     1.    Delaware General Corporation Law
                    Section 203  .............................................................. 20




                                      (iii)

                           HN INVESTMENT HOLDINGS INC.

                                  B Y - L A W S

                                    ARTICLE I

                                  STOCKHOLDERS

         Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before such meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that, the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the proceeding annual meeting. [Sections 211(a), (b)]*

         Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman or the President (or, in their absence or disability, by any Vice President), or by the Board of Directors. A special meeting shall be called by the Chairman or the President (or, in their absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request by stockholders holding in the aggregate not less than 10% of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders. If such officers shall fail to call such meeting within 20 days after receipt of such request, any stockholder executing such request may call such meeting. Special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. [Section 211(d)]



--------------------

* Citations are to the General Corporation Law of Delaware and are inserted for reference only and do not constitute a part of the By-Laws.

         Section 3. Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days before the date of such meeting, to each stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by law.

         If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

         No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Except as set forth in Article 1, Section 7 of these By-Laws, notice of any adjourned meeting of the stockholders of the Corporation need not be given. [Sections 222, 229]

         Section 4. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares of stock entitled to vote at any meeting shall constitute a quorum for the transaction of business at such meeting. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

         Section 5. Voting. Every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share standing in his name on the books of the Corporation on the record date fixed pursuant to
Article 5, Section 6 of these By-Laws. Except as otherwise required by law or by the Certificate of Incorporation, the vote of a majority of the shares represented at any meeting of which a quorum is present shall be sufficient for the transaction of any business at such meeting. [Section 216]

         Section 6. Voting by Ballot. No vote of the stockholders need be taken by written ballot, unless otherwise required by statute. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

         Section 7. Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present, without notice other than announcement at any such meeting of the place, date and hour to which such meeting is adjourned. However, if the adjournment is for more than thirty days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting pursuant to Article 5, Section 6 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Article 1, Section 3 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. [Section 222(c)]

         Section 8. Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action without a meeting may, by a written instrument signed by such stockholder or his attorney-in-fact, authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. [Section 212(b), (c)]

         Section 9. Organization; Procedure. At every meeting of stockholders the presiding officer shall be the Chairman or in his absence the President, or in their absence a Vice President designated by the Board of Directors, or in the absence of such officers, a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary or, in his absence, an Assistant Secretary or, in his absence, an appointee of the presiding officer shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

         Section 10. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint one or more Inspectors to act at such meeting or any adjournment thereof. If Inspectors are not so appointed, the person presiding at such meeting may, and on the request of any stockholder entitled to vote at such meeting shall, appoint one or more Inspectors. In the event any person so appointed fails to appear or act, such vacancy may be filled by the Board in advance of such meeting or at such meeting by the person presiding thereat. Each Inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability. At any meeting of stockholders for which Inspectors shall have been appointed, such Inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the Inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them, any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

         Section 11. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by law, by the Certificate of Incorporation or by these By-Laws, the meeting and vote of stockholders may be dispensed with if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted upon shall consent in writing to such corporate action being taken and such written consent(s) shall be delivered to the Corporation at its registered office in Delaware, its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be effective if made by hand or by certified or registered mail, return receipt requested. [Section 228]

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1. General Powers. Except as may be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by the Board of Directors and the Board may exercise all powers of the Corporation. [Section 141(a)]

         Section 2. Number. The Board of Directors shall consist of two Directors or such other number of Directors as may be determined from time to time by the Board. In no event, however, shall the number of Directors be less than one or greater than twelve. [section 141(b)]

         Section 3. Election and Term of Directors. Except as otherwise provided in Article 2, Section 12 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting of stockholders. Each Director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and has qualified, or until his earlier death, resignation or removal. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, at which a quorum is present, the Directors shall be elected by a plurality of votes cast by the holders of shares entitled to vote in such election. [Sections 141(b), 211(b), 216]

         Section 4. Regular Meetings. The Board of Directors shall meet for the purpose of electing officers and for the transaction of such other business as may come before the meeting, immediately following adjournment of the annual meeting of stockholders at the place of such annual meeting. Notice of such meeting of the Board need not be given. The Board from time to time may provide for the holding of other regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of such regular meetings need not be given, except that if the Board shall fix or change the time or place of any such regular meetings, notice of such action shall be mailed promptly, or sent by telegram, radio or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business or delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. [Section 141(g)]

         Section 5. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman or the President or, in their absence or disability, by any Vice President, at such place (within or without the State of Delaware) as may be specified in the respective notices or waivers of notice of such meetings. At least two days before the day on which a special meeting is to be held, notice of the meeting stating the time and place thereof shall be mailed, or sent by telegram, radio or cable to each Director, addressed to him at his usual place of business, or delivered to him personally. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat. No notice need be given of any adjourned meeting, unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of this section shall be given to each Director. [Section 141(g)]

         Section 6. Quorum; Voting. At all meetings of the Board of Directors the presence of a majority of the total number of Directors (but in no event less than one-third of the total number of Directors) shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. [Section 141(b)]

         Section 7. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjourned meeting shall be given to the extent required by Article 2, Section 5 of these By-Laws.

         Section 8. Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any Committee thereof, may be taken without a meeting if all members of the Board or such Committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board or such Committee. [Section 141(f)]

         Section 9. Regulations; Manner of Acting. To the extent consistent with law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the property, affairs and business of the Corporation as the Board may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

         Section 10. Action by Telephonic Communications. Members of the Board of Directors, or any Committee designated by the Board, may participate in a meeting of the Board or Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall be deemed to constitute presence in person at such meeting.

         Section 11. Resignations. Any Director may resign at any time by delivering a written notice of resignation signed by such Director to the Chairman, the President, a Vice President, the Secretary or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. [Section 141(b)]

         Section 12. Removal of Directors. Any or all of the Directors may be removed at any time, either with or without cause, by vote of the stockholders or, for cause, by resolution of a majority of the Directors then in office. Any vacancy in the Board, caused by any removal of a Director by vote of the stockholders, may be filled by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at the meeting at which such removal was effected (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting) such vacancy may be filled in the manner provided in Article 2, Section 13 hereof. [Section 141(b)]

         Section 13. Vacancies and Newly Created Directorships. Subject to the provisions of Article 2, Section 12 hereof, any newly created Directorship resulting from an increase in the number of Directors and any vacancy occurring in the Board of Directors for any reason (including without limitation the removal of a Director without cause) may be filled by vote of a majority of the Directors then in office, although less than a quorum exists. A Director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor. Any such newly created Directorship and any such vacancy may also be filled at any time by vote of the stockholders.

         Section 14. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by the Board of Directors.

         Section 15. Reliance on Accounts and Reports, etc. Any Director shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board or by any Committee designated by the Board, or in relying in good faith upon other records of the Corporation. [Section 141(e)]

                                   ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

         Section 1. How Constituted. The Board of Directors, by resolution or resolutions adopted by a majority of the whole Board, may designate from among the Directors an Executive Committee and/or one or more other Committees, each such Committee to consist of such number of Directors, not less than two, as from time to time may be fixed by resolution or resolutions similarly adopted. The Board, by resolution or resolutions similarly adopted, may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter members (and alternate members, if any) of each such Committee may be designated annually, by resolution similarly adopted at the meeting of the Board of Directors immediately following the annual meeting of stockholders. Any such Committee may be abolished and/or redesignated from time to time by resolution or resolutions similarly adopted. Each member (and each alternate member) of any such Committee shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his death, resignation or removal. (Section 141(c)]

         Section 2. Powers. During the intervals between the meetings of the Board of Directors, unless otherwise provided from time to time by resolution or resolutions adopted by a majority of the whole Board, the Executive Committee shall have and may exercise all powers of the Board in the management of the property, affairs and business of the Corporation, but shall not have power or authority in reference to amending the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board, fix the designations and any of the preferences or rights of such shares or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation. Each other such Committee shall have and may exercise such powers of the Board as may be provided by resolution or resolutions similarly adopted. The Executive Committee shall have, and any such other Committee may be granted by resolution or resolutions similarly adopted, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it. [Section 141(c)]

         Section 3. Proceedings. Any such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such date and time and upon such notice, if any, as such Committee shall determine from time to time. Such Committee shall keep a record of its proceedings and shall report any such proceedings to the Board of Directors at the first meeting of the Board following any such proceedings.

         Section 4. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution designating any such Committee, at all meetings of any such Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee, but in no event less than two, shall constitute a quorum for the transaction of business. The act of the majority of the members (or alternate members) present at any meeting at which a quorum is present, but in no event less than two, shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee (and such alternates as may be required to replace any disqualified members) shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members (or alternate members of any such Committee) shall act only as a Committee, and the individual members (or alternate members) of such Committee shall have no power as such. [Section 141(c)]

         Section 5. Resignations. Any member (and any alternate member) of any such Committee may resign at any time by delivering a written notice of resignation signed by such member to the Board of Directors. Such resignation shall take effect upon acceptance thereof by resolution adopted by a majority of the whole Board.

         Section 6. Removal. Any member (and any alternate member) of any such Committee may be removed at any time, with or without cause, by resolution adopted by a majority of the whole Board.

         Section 7. Vacancies. If any vacancy shall occur in any such Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, if they are at least two in number, and any such vacancy may be filled by resolution adopted by a majority of the whole Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman, a President (and chief executive officer), a Vice President, a Secretary and a Treasurer. The Board of Directors may also elect additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers, all in such numbers as the Board of Directors may determine. Any two or more offices may be held by the same person, except the offices of President and Secretary. No officer need be a Director of the Corporation. [Section 142(a), (b)]

         Section 2. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board at the first meeting of the Board following each annual meeting of stockholders, and shall be elected to hold office until the first meeting of the Board following the next annual meeting of stockholders. Each officer shall hold office for the term for which he is elected and until his successor has been elected and has qualified, or until his earlier resignation or removal. [Section 142(a), (b)]

         Section 3. Salaries. The salaries of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

         Section 4. Removal and Resignation, Vacancies. Any officer may be removed at any time by the Board of Directors with or without cause. Any officer may resign at any time by delivering a written notice of resignation signed by such officer to the Board. Unless otherwise specified therein such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board. [Section 142(a), (e)]

         Section 5. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

         Section 6. The Chairman. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors and shall have such other powers and duties as may from time to time be assigned by the Board.

         Section 7. The President. The President shall have the following powers and duties:

         (a) He shall be the chief executive officer of the Corporation, and, subject to the directions of the Board of Directors, shall have general charge of the business and affairs of the Corporation and general supervision over its officers, employees and agents.

         (b) Subject to the directions of the Board of Directors, he shall exercise all powers and perform all duties incident to the office of a president of a corporation, and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board.

         (c) In the absence of the Chairman of the Board, the President shall preside at all meetings of stockholders and directors.

         Section 8. The Vice Presidents. Each Vice President shall exercise such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request of the President or in his absence or disability, the Vice President designated by the Board of Directors or if no such designation shall have been made, then the Vice President designated by the President shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign (unless the Chairman, the President or another Vice President shall have signed), certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board.

         Section 9. The Secretary. The Secretary shall have the following powers and duties:

         (a) He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for.that purpose.

         (b) He shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

         (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the members of such Committee.

         (d) He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

         (e) He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

         (f) He shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

         (g) He shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

         (h) He shall perform, in general, all duties incident to the office of Secretary and such other duties as may be given to him by these By-Laws or as may be assigned to him from time to time by the Board of Directors or the President.

         Section 10. The Treasurer. The Treasurer shall have the following powers and duties:

         (a) He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation.

         (b) He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with Article 8, Section 5 of these By-Laws.

         (c) He shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Article 8, Section 6 of these By-Laws) upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

         (d) He shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

         (e) He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

         (f) He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

         (g) He shall perform all duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

         Section 11. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board. [Section 142(b)]

         Section 12. Security. The Board of Directors may require any officer or agent of the Corporation to provide security for the faithful performance of his duties, in such amount and of such character as may be determined from time to time by the Board. [Section 142(c)]

                                    ARTICLE V

                                  CAPITAL STOCK

         Section 1. Certificates of Stock. Every stockholder shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable provisions of law, the Certificate of Incorporation and these By-Laws. [Section 158]

         Section 2. Partly Paid Shares. In the event any certificate shall be issued to represent partly paid shares which are subject to call for the remainder of the consideration to be paid therefore, such certificate shall state (upon its face or back) the total amount of the consideration to be paid therefor and the amount of such consideration paid thereon to date. [Section 156]

         Section 3. Facsimile Signatures, etc. If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In the event that any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. [Section 158]

         Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of an affidavit of,the owner or owners of such certificate, setting forth such allegation. The Board may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. [Section 167]

         Section 5. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

         Section 6. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board may fix a new record date for the adjourned meeting. [Section 213(a), (c)]

         Section 7. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so. [Section 159]

         Section 8. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any of such agents or registrars.

                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 1. Indemnification of Directors, Officers, etc. Any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the Corporation a Director, officer, employee or agent of the Corporation, or is or was at any time since the inception of the Corporation serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation to the full extent permitted by Subsections (a) through (i) of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect). The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such Director, officer, employee or agent may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise.

                                   ARTICLE VII

                                     OFFICES

         Section 1. Registered Office. The principal office or place of business of the Corporation in the State of Delaware shall be located at 32 Loockerman Street, Suite L-100, Dover, Delaware, 19909.

         Section 2. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board and any such dividend may be paid in cash, property, or shares of the Corporation. [Section 173]

         Section 2. Reserves. There may be set apart from time to time out of any funds of the Corporation available for dividends such reserve or reserves as the Board of Directors may deem appropriate, and the Board of Directors may similarly modify or abolish any such reserve or reserves. [Section 171]

         Section 3. Execution of Instruments. Subject to the approval of the Board of Directors, the Chairman, the President, or any Vice President may enter into any contract or execute and deliver any instruments in the name and on behalf of the Corporation. The Board may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

         Section 4. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositories as may be determined by the Board of Directors, or by such officers or agents as may be authorized by the Board to make such determination.

         Section 5. Checks, Drafts, etc. All notes, drafts, bills of exchange, acceptances, checks, endorsements and other evidences of indebtedness of the Corporation, and its orders for the payment of money shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors from time to time may determine.

         Section 6. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors, the Chairman, the President, or any Vice President together with the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

         Section 7. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the President, or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any Corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

         Section 8. Fiscal Year. Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall commence on the first day of January in each calendar year and terminate on the 31st day of December.

         Section 9. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of incorporation and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or in any other lawful manner.

         Section 10. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

         Section 1. Amendment. These By-Laws may be amended, altered or repealed by the Corporation's stockholders or by the Board of Directors, provided that the Board of Directors shall not have the power to classify directors for election for staggered terms. [Section 109(a)]

                                    ARTICLE X

                         INAPPLICABILITY OF SECTION 203*

         Section 1. The corporation expressly elects not to be governed by
Section 203 of the Delaware General Corporation Law.





--------------------

* To be effective, this provision must be adopted by affirmative vote or consent of stockholders holding a majority of the shares entitled to vote, shall become effective twelve months after the adoption of such provision and shall not apply to any business combination between the Corporation and any person who became an interested stockholder of the Corporation or prior to such adoption.